UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2025

XCEL BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37527	76-0307819
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Seventh Avenue, 11th Floor, New York, New York		10018
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (347) 727-2474

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XELB	NASDAQ Global Select Market

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 17, 2025, Xcel Brands, Inc. (the “Company”) held the Special Meeting at which the Company’s stockholders voted on the following three (3) proposals and cast their votes as described below. These matters are described in detail in the Company’s definitive proxy statement on Schedule 14A, which was filed with the Securities and Exchange Commission (the “Commission”) on May 13, 2025 (the “Proxy Statement”). As of May 7, 2025, the record date of the Special Meeting, there were 2,386,325 shares of Common Stock issued and outstanding and entitled to vote at the Special Meeting. Present in person or by proxy at the Special Meeting were 1,637,039 shares of Common Stock, representing a majority  of the issued and outstanding capital stock present at the  Special Meeting, which constituted a quorum.

The final voting results for each item of business voted upon at the Special Meeting, as described in the Proxy Statement, is set forth below.

Proposal 1. Warrant Exercise Proposal.

The stockholders approved for purposes of complying with Nasdaq Listing Rule 5635 requirements for the issuance of common stock in excess of 19.99% of the Company’s outstanding common stock upon exercise of the warrants to purchase shares of the Company’s common stock issued in connection with the Company’s refinancing which closed on April 21, 2025 (i) which may be deemed a change of control under Rule 5635(b) and (ii) in a transaction not involving a public offering of greater than 20% of the outstanding common stock or voting power prior to the issuance Rule 5635(d) with respect to the Company’s issuance, based on the votes listed below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,020,922	5,503	540	610,074

Proposal 2. Reverse Split Proposal.

The stockholders approved the Company to, in the discretion of our Board of Directors, to adopt and approve an amendment to our Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock of our issued shares of common stock at a ratio within the range of not less than 1-for-2 and not greater than 1-for-5, with the exact ratio within such range and the implementation and timing of such reverse stock split to be determined at the sole discretion of our Board of Directors, without further approval or authorization of our stockholders, at any time prior to March 25, 2026, based on the votes listed below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,613,691	23,019	329	0

Both proposals were approved by the Company’s stockholders. The results reported above are final voting results. No other matters were considered or voted upon at the meeting, except a proposal to adjourn the Special Meeting of Stockholders to a later date, if necessary, to permit further solicitation and vote proxies in the event there were not sufficient votes in favor of the Warrant Exercise Proposal and Reverse Stock Split Proposal. Based upon the voting results, the latter was not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCEL BRANDS, INC. (Registrant)

By:	/s/ James Haran
	Name:	James F. Haran
	Title:	Chief Financial Officer

Date: June 20, 2025